Exhibit 10.1
ASSIGNMENT AND ASSUMPTION AGREEMENT
     This ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”) is made as of November 22, 2010, by and between HCA INC., a Delaware corporation (“Assignor”) and HCA HOLDINGS, INC., a Delaware corporation (“Assignee”).
RECITALS
     Pursuant to the Merger Agreement dated as the date hereof, among Assignor, Assignee, and HCA Merger Sub LLC (the “Merger Agreement”), Assignor will create a new holding company structure by merging HCA Merger Sub LLC with and into Assignor with Assignor being the surviving corporation and converting the capital stock of Assignor into the capital stock of Assignee (the “Merger”). In connection with the Merger, Assignor has agreed to assign to Assignee, and Assignee has agreed to assume from Assignor, all of the Option Plans, the Stock Incentive Plans and the Other Agreements (collectively, the “Assumed Agreements”).
AGREEMENT
     NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, the receipt and sufficiency of which is acknowledged by the parties hereto, the parties intending to be legally bound, agree as follows:
     1. Defined Terms. Capitalized terms used in this Agreement and not otherwise defined shall have the respective meanings assigned to them in the Merger Agreement.
     2. Assignment. Assignor hereby assigns to Assignee all of its rights and obligations under the Assumed Agreements listed on Exhibit A hereto.
     3. Assumption. Assignee hereby assumes all of the rights and obligations of Assignor under the Assumed Agreements, and agrees to abide by and perform all terms, covenants and conditions of Assignor under such Assumed Agreements. In consideration of the assumption by Assignee of all of the rights and obligations of Assignor under the Assumed Agreements, Assignor agrees to pay (i) all expenses incurred by Assignee in connection with the assumption of the Assumed Agreements pursuant to this Agreement and (ii) all expenses incurred by Assignee in connection with the registration on Form S-8 of shares of common stock of Assignee to the extent required in connection with the Option Plans and the Stock Incentive Plans, including, without limitation, registration fees imposed by the Securities and Exchange Commission. At the Effective Time, the Assumed Agreements shall each be automatically amended as necessary to provide that references to the Assignor in such agreements shall be read to refer to Assignee.
     4. Further Assurances. Subject to the terms of this Agreement, the parties hereto shall take all reasonable and lawful action as may be necessary or appropriate to cause the intent of this Agreement to be carried out, including, without limitation, entering into amendments to the Assumed Agreements and notifying other parties thereto of such assignment and assumption.

     5. Successors and Assigns. This Agreement shall be binding upon Assignor and Assignee, and their respective successors and assigns. The terms and conditions of this Agreement shall survive the consummation of the transfers provided for herein.
     6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles.
     7. Entire Agreement. This Agreement, including Exhibit A attached hereto, together with the Merger Agreement, constitute the entire agreement and supersede all other agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement may not be modified or amended except by a writing executed by the parties hereto.
     8. Severability. The provisions of this Agreement are severable, and in the event any provision hereof is determined to be invalid or unenforceable, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.
     9. Third Party Beneficiaries. The parties to the various stock option or similar agreements entered into pursuant to the Option Plans and the Stock Incentive Plans and who are granted Options or other rights to receive securities thereunder, and the parties to the Other Agreements, are intended to be third party beneficiaries to this Agreement.
     10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.
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     This Assignment and Assumption Agreement is signed as of the date first written above.

Assignor HCA INC.
By:	/s/ R. Milton Johnson
Name:	R. Milton Johnson
Title:	Executive Vice President & Chief Financial Officer

Assignee HCA HOLDINGS, INC.
By:	/s/ David G. Anderson
Name:	David G. Anderson
Title:	Senior Vice President — Finance and Treasurer

Exhibit A
Assumed Agreements
Stock and Stock Incentive Plans *
Amended and Restated Columbia/HCA Healthcare Corporation 1992 Stock and Incentive Plan
First Amendment to Amended and Restated Columbia/HCA Healthcare Corporation 1992 Stock and Incentive Plan
HCA-Hospital Corporation of America Nonqualified Initial Option Plan
Galen Health Care, Inc. 1993 Adjustment Plan
HCA-Hospital Corporation of America 1992 Stock Compensation Plan
Columbia/HCA Healthcare Corporation 2000 Equity Incentive Plan
HCA 2005 Equity Incentive Plan
2006 Stock Incentive Plan for Key Employees of HCA Inc. and its Affiliates
2006 Stock Incentive Plan for Key Employees of HCA Inc. and its Affiliates, as Amended and Restated, adopted June 21, 2010
HCA Inc. 2010 Senior Officer Performance Excellence Program

* Includes all stock option grant agreements, rollover agreements and award agreements entered into by the Assignor (as defined herein) and the Assignor’s employees or other grantees pursuant to any of the foregoing plans.
Other Agreements
Management Stockholder’s Agreement dated November 17, 2006 and similar agreements of a later date
Retirement Agreement between the Company and Thomas F. Frist, Jr., M.D. dated as of January 1, 2002
Employment Agreement dated November 16, 2006 (Richard M. Bracken)
Employment Agreement dated November 16, 2006 (R. Milton Johnson)
Employment Agreement dated November 16, 2006 (Charles J. Hall)

Employment Agreement dated November 16, 2006 (Samuel N. Hazen)
Employment Agreement dated November 16, 2006 (William P. Rutledge)
Employment Agreement dated November 16, 2006 (Beverly B. Wallace)
Employment Agreement dated November 16, 2006 (Robert Waterman)
Amended and Restated Employment Agreement dated October 27, 2008 (Jack O. Bovender, Jr.)
Amendment to Employment Agreement effective January 1, 2009 (Richard M. Bracken)
Indemnification Priority and Information Sharing Agreement, dated as of November 1, 2009, between HCA Inc. and certain other parties thereto
Registration Rights Agreement, dated as of March 16, 1989, by and among HCA-Hospital Corporation of America and the persons listed on the signature pages thereto
Assignment and Assumption Agreement, dated as of February 10, 1994, between HCA-Hospital Corporation of America and the Company relating to the Registration Rights Agreement, as amended